UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2013

BBX CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of BBX Capital Corporation (the “Company”) was held on July 9, 2013.  The following proposals were submitted to the Company’s shareholders at the Annual Meeting: (i) the election of five directors, each for a term expiring at the Company’s 2014 Annual Meeting of Shareholders; (ii) a non-binding advisory vote to approve the compensation of the Company’s “named executive officers”; and (iii) a non-binding advisory vote on the frequency of future shareholder advisory votes on “named executive officer” compensation.

1) Election of Directors

            The five director nominees were elected by the following votes:

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes

Norman H. Becker	25,300,672	702,370	0
Steven M. Coldren	24,415,795	1,587,247	0
Willis N. Holcombe	24,418,514	1,584,528	0
Jarett S. Levan	24,637,952	1,365,090	0
Anthony P. Segreto	24,649,978	1,353,064	0

2) Non-Binding Advisory Vote to Approve “Named Executive Officer” Compensation

            The compensation of the Company’s “named executive officers” was approved, on a non-binding advisory basis, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

23,707,575	2,280,167	15,305	0

3) Non-Binding Advisory Vote on the Frequency of Future Shareholder Advisory Votes on “Named Executive Officer” Compensation

            The voting results with respect to the non-binding advisory shareholder vote on the frequency of future shareholder advisory votes on “named executive officer” compensation were as follows:

Every Year	Every Other Year	Every Three Years	Abstentions	Broker Non-Votes

2,141,736	14,738	23,642,051	204,553	0

The frequency choice of Every Three Years received the highest number of votes cast by the Company’s shareholders (as well as a majority of the votes cast on the proposal) and therefore was the frequency selected by the shareholders. Based on these results, and consistent with the recommendation of the Company’s Board of Directors that future shareholder advisory votes on “named executive officer” compensation be conducted every three years,  the Company will conduct future shareholder advisory votes on “named executive officer” every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL CORPORATION

Date: July 10, 2013
By: /s/John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer